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              AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT AND
                         NETWORK SERVICES AGREEMENT


         THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT AND NETWORK
SERVICES AGREEMENT (the "Amendment") is entered into as of June 28, 1996 by and between PSINET INC. ("Seller") and MINDSPRING ENTERPRISES, INC. ("Buyer").

         WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement of even date herewith (the "Purchase Agreement") and that certain Network Services Agreement of even date herewith (the "Network Services Agreement"); and

         WHEREAS, capitalized terms that are used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement; and

         WHEREAS, Seller and Buyer desire to amend the Purchase Agreement and the Network Services Agreement, and provide for the replacement of the First Note (as defined in the Purchase Agreement), all in accordance with and subject to the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby amend the Purchase Agreement, the Network Services Agreement and the First Note, as follows:

         1. The following shall be inserted at the end of the section entitled "Conversion" in the First Note, as replaced in accordance with Paragraph 2 hereof, and in the corresponding section of each of the forms of the First Note, the Second Note, the Third Note and the Fourth Note, attached as Exhibits 2.3 (a), (b), (c), and (d), respectively, to the Purchase
Agreement:

             Notwithstanding the foregoing, in no event shall this Note be convertible into Common Stock if, as a result of such conversion, the aggregate amount of Common Stock that would be issued pursuant to the Notes (as such term is defined in the Purchase Agreement, as defined herein) exceeds 19.9% of the issued and outstanding Common Stock as of June 28, 1996, unless approval by the Company's stockholders has been obtained. In addition, if the approval of the Company's stockholders referred to in the immediately preceding sentence has not been obtained by the time this Note would otherwise be convertible as provided above, the registered owner of this Note may convert this Note in part on the terms and conditions set forth in this section entitled "Conversion" (with the written notice of conversion to specify the amount to be converted); PROVIDED,



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      HOWEVER, that if the registered holder of this Note converts this Note in part pursuant to this sentence, the registered holder shall present to Buyer for conversion the Note representing the unconverted balance of this Note within ten (10) days following receipt of written notice from Buyer that the stockholders consent referred to in the immediately preceding sentence has been obtained.


         2. The defined term "Purchase Agreement" in the forms of the First Note, the Second Note, the Third Note and the Fourth Note is hereby amended to include the following:

              which term shall include all amendments thereto.

         3. Upon execution of this Amendment, Buyer shall re-execute the First Note in the form attached hereto as Exhibit A and deliver the same to Buyer, and, promptly thereafter, Seller shall return to Buyer the original First Note, which shall be deemed replaced by such re-executed First Note.

         4. If, as of the date that notice of the next annual meeting of stockholders of Buyer is required to be mailed, any of the Notes remain outstanding such that upon conversion, the aggregate amount of Common Stock that would be issued pursuant to all of the Notes would exceed 19.9% of the issued and outstanding Common Stock as of June 28, 1996, then Buyer shall request from its stockholders at such annual meeting the approval referred to in Paragraph 1 above.

         5. By their signatures hereto, ITC Holding Company, Inc. and Charles M. Brewer agree to vote all shares of Common Stock, and other capital stock of Buyer, held by them in favor of the approval referred to in paragraph 1 above, whenever such approval is requested by Buyer of its stockholders.

         6. Section 2.3(c) of the Purchase Agreement is hereby amended by inserting the following at the end thereof:

              or, in the event that funds were raised through a stock offering or other financing which Buyer would have been required to use to pay down the principal and accrued but unpaid interest under the Third Note pursuant to Section 3.4 after the principal and accrued but unpaid interest under the First Note and the Second Note were paid in full, Buyer shall pay to Seller such funds, not to exceed what would otherwise be the initial principal amount of the Third Note, and the initial principal amount of the Third Note so issued shall be reduced accordingly.

         7. Section 2.3(d) of the Purchase Agreement is hereby amended by inserting the following at the end thereof:

                                       2

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              , or, in the event that funds were raised through a stock
      offering or other financing which Buyer would have been required to use to pay down the principal and accrued but unpaid interest under the Fourth Note pursuant to Section 3.4 after the principal and accrued but unpaid interest under the First Note, the Second Note and the Third Note were paid in full, Buyer shall pay to Seller such funds, not to exceed what would otherwise be the initial principal amount of the Fourth Note, and the initial principal amount of the Fourth Note so issued shall be reduced accordingly.

         8. The period at the end of Section 2.3(d) of the Purchase Agreement is hereby replaced with a semicolon and the following is hereby added to the Purchase Agreement as new Section 2.3(e):

         (e) Buyer shall deliver to Seller within ten (10) days after the Third Measurement Date a fully executed copy of the Fifth Note, or, in the event that funds were raised through a stock offering or other financing which Buyer would have been required to use to pay down the principal and accrued but unpaid interest under the Fifth Note pursuant to Section 3.4 after the principal and accrued but unpaid interest under the First Note, the Second Note, the Third Note and the Fourth Note were paid in full, Buyer shall pay to Seller such funds, not to exceed what would otherwise be the initial principal amount of the Fifth Note, and the initial principal amount of the Fifth Note so issued shall be reduced accordingly.

         9. The phrase "First Measurement Date" in Section 3.3(a) of the Purchase Agreement is hereby replaced with "November 30, 1996." The following is hereby inserted after the last sentence of Section 3.3(a) of the Purchase Agreement:

             No later than December 10, 1996, Buyer shall notify Seller of the number of customers of Buyer signed up by Seller pursuant to this Section 3.3(a).

         10. Section 3.3(b) of the Purchase Agreement is hereby amended and restated to read as follows:

         (b) (i) After the First Closing Date, Buyer shall use reasonable efforts to seek confirmation from the Subscribers to Seller's Pipeline service (A) that such Subscribers desire to be switched to Buyer's network and (B) of the Subscribers' relevant subscription information. After the Second Closing, Buyer shall produce and ship software and other necessary materials (collectively, "Kits") to allow Subscribers, who have confirmed that they desire to switch to Buyer's network to make such switch, promptly following receipt of such confirmation. Buyer shall pay the costs of such production and shipment initially, but on the Second Measurement Date and upon presentation of reasonably

                                       3

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satisfactory documentation of such costs Seller shall pay to Buyer fifty percent (50%) of Buyer's costs actually incurred in connection with such production and shipment and Buyer shall offset the amount due from Seller against the payments otherwise due Seller under the Notes.

              (ii) After the First Closing Date, Buyer shall use reasonable efforts to seek confirmation from the Subscribers to Seller's Interramp service (A) that such Subscribers desire to be switched to Buyer's network and (B) of the Subscribers' relevant subscription information. After the Second Closing, Buyer shall assist Subscribers to Seller's Interramp service, who have confirmed that they desire to switch to Buyer's network, to configure their current software to work on Buyer's network. After the Second Closing, Buyer shall also produce and ship Kits upon request to Subscribers to Seller's Interramp service who have requested such Kits and have confirmed their desire to switch to Buyer's network. Buyer shall pay the costs of such production and shipment initially, but on the Second Measurement Date and upon presentation of reasonably satisfactory documentation of such costs Seller shall pay to Buyer fifty percent (50%) of Buyer's costs actually incurred in connection with such production and shipment and Buyer shall offset the amount due from Seller against the payments otherwise due Seller under the Notes.

              (iii)  Notwithstanding, the foregoing provisions of this
Section 3.3(b), Subscribers who do not transition to Buyer's network shall be considered Continuing Subscribers if they otherwise satisfy the definition of "Continuing Subscribers" set forth in Annex 1 to this Agreement. In no event shall the aggregate payments made by Seller to Buyer under (i) and (ii) above exceed $400,000.

         11. Seller's total obligations under Sections 3.3(d) and (e) of the Purchase Agreement shall be satisfied by paying Buyer Three Thousand Dollars ($3,000) at the Second Closing.

         12. The phrase "First Measurement Date" in Section 3.3(f) of the Purchase Agreement is hereby replaced with "date specified by Buyer in a written notice to Seller but in no event later than December 31, 1996."

         13. Section 3.4 of the Purchase Agreement is hereby amended and restated as follows:

         3.4  Securities Offering.

         Buyer shall use Best Efforts to complete a stock offering or other financing in order to refinance the Notes. In the event that the Buyer is able to raise funds through the sale of securities, Buyer shall apply the proceeds of such an offering to pay down the Notes according to the following formula:

                                       4

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         (a)  if the net proceeds (which term shall mean gross proceeds less normal offering expenses) of any offering or other financing exceed thirty million dollars ($30,000,000.00), Buyer shall use all of such net proceeds, up to the amount of principal and accrued but unpaid interest outstanding under the Notes, to pay down the Notes promptly following the closing of such offering or other financing;

         (b) if the net proceeds of any offering or other financing are between twenty and thirty million dollars ($20,000,000.00-30,000,000.00), Buyer shall use seventy-five percent (75%) of such net proceeds, up to the amount of principal and accrued but unpaid interest outstanding under the Notes, to pay down the Notes promptly following the closing of such offering or other financing;

         (c) if the net proceeds of any offering or other financing are between ten and twenty million dollars ($10,000,000.00-20,000,000.00), Buyer shall use fifty percent (50%) of such net proceeds, up to the amount of principal and accrued but unpaid interest outstanding under the Notes, to pay down the Notes promptly following the closing of such offering or other financing; and

         (d) if the net proceeds of any offering or other financing are between one and ten million dollars ($1,000,000.00 - $10,000,000.00), Buyer shall use thirty-three percent (33%) of such net proceeds, up to the amount of principal and accrued but unpaid interest outstanding under the Notes, to pay down the Notes promptly following the closing of such offering or other financing.

         14. The following is hereby added as new Section 4.24 of the Purchase Agreement:

         4.24 INTELLECTUAL PROPERTY.

         The Intellectual Property constitutes all intellectual property of Seller, used or useful in connection with the Assets and the Business, other than that intellectual property described on SCHEDULE 4.11 which is not described on SCHEDULE ANNEX 2, including, without limitation, (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice) used or useful in connection with the Assets and the Business, all improvements thereto and all patents, patent applications and patent disclosures, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names (including without limitation the Pipeline domain name and the Pipeline Name) used or useful in connection with the Assets and the Business, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights and maskworks and all applications, registrations and renewals in connection therewith used or useful in connection with the Assets and the Business, (iv) all trade secrets and confidential information used or useful in connection with the Assets and the Business








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(including, without limitation, all ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals and other information or material within the definition of a "trade secret" as set forth in Section 1(4) of the Uniform Trade Secrets Act (1995), (v) all computer programs (including, without limitation, data and related documentation) used or useful in connection with the Assets and the Business including without limitation the Pipeline Software, (vi) all other intellectual property used or useful in connection with the Assets and the Business, (vii) all rights as a licensee or authorized user of the intellectual property of any third party, (ix) the source code for Seller's Interramp auto-registration software along with a perpetual license to use and modify, but not resell, such software, and (x) all copies and tangible embodiments of the foregoing in whatever form or medium.

         15.  The outside date for the Second Closing set forth in Section
8.1 of the Purchase Agreement is hereby extended from August 31, 1996 to September 3, 1996.

         16. The Network Services Agreement is hereby amended by (i) replacing the text of Section 4.1 thereof with the following:
"[intentionally deleted]", (ii) redesignating the text of Section 1.6 thereof as Section 1.6(a) and (iii) adding the following as Section 1.6(b):

              During the term of this Agreement, PSINet shall allow MindSpring to co-locate up to 4 racks of equipment at PSINet's network operations center, which is currently located in Troy, New York. During the term of this Agreement, MindSpring shall allow PSINet to co-locate up to 2 racks of equipment at the Harrisburg Facility (as defined in the Purchase Agreement). Each of PSINet and MindSpring may permit the other to increase the number of racks of equipment which such person is permitted to co-locate pursuant to this subsection at PSINet's operations center and at the Harrisburg Facility, respectively, as may be mutually agreed. MindSpring shall pay PSINet $1,000 per month for each of MindSpring's two excess racks. In connection with the 4 racks of equipment installed by MindSpring at PSINet's network operations center, PSINet shall supply MindSpring with bandwidth equal to the bandwidth of a T1 line for no additional cost, and such additional bandwidth as MindSpring may reasonably request for an additional charge equal to PSINet's T1 price.

         17. The definitions of "Continuing Subscribers," "First Measurement Date," "Intellectual Property," "Sales Term" and "Second Measurement Date" set forth in Annex 1 to the Purchase Agreement are hereby amended to read as follows:

         CONTINUING SUBSCRIBERS shall mean those Subscribers who remain Buyer's customers (regardless of whether or not they transition to Buyer's

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network) and current in their payments to Buyer for services as of the First
Measurement Date, as well as those customers of Buyer signed up by Seller pursuant to Section 3.3(a) who remain Buyer's customers (regardless of whether or not they transition to Buyer's network) and current in their payments to Buyer for service as of (i) the First Measurement Date, with respect to customers signed up before October 1, 1996, (ii) the Second Measurement Date with respect to customers signed up between October 1, 1996 and October 31, 1996, and (iii) the Third Measurement Date with respect to customers signed up between November 1, 1996 and November 30, 1996.

              FIRST MEASUREMENT DATE shall mean November 15, 1996.

              INTELLECTUAL PROPERTY shall mean all intellectual property of Seller listed on Schedule Annex 2 attached hereto.

              SALES TERM shall mean the period of five (5) years after November 30, 1996.

              SECOND MEASUREMENT DATE shall mean December 15, 1996.

         18. The following are hereby added to Annex 1 to the Purchase Agreement as new definitions:

              FIFTH NOTE shall mean the promissory note in the form attached hereto as EXHIBIT 2.3(e) in an original principal amount equal to the excess, if any, of the Purchase Price determined as of the Third Measurement Date over the sum of the Cash Payment and the original amounts of the First Note, Second Note, Third Note and Fourth Note.

              THIRD MEASUREMENT DATE shall mean January 15, 1997.

         19. SCHEDULE 2.3(e) attached hereto shall be deemed SCHEDULE 2.3(e) of the Purchase Agreement, as amended by this Amendment, and SCHEDULE ANNEX 2 attached hereto shall be deemed SCHEDULE ANNEX 2 of the Purchase Agreement, as amended by this Amendment.

         20. The Purchase Agreement and the Network Services Agreement are hereby ratified and confirmed and, except as expressly modified hereby, shall continue unmodified and in full force and effect.

         21. This Amendment may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.


                                       7

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         IN WITNESS WHEREOF, each of the parties hereto has executed this
Amendment, or has caused this Amendment to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.


                                       BUYER

                                       MINDSPRING ENTERPRISES, INC.


                                       By:  /s/ Charles M. Brewer      (SEAL)
                                           ---------------------------
                                       Name:    Charles M. Brewer
                                             -------------------------------
                                       Title:    Chairman & CEO
                                              ------------------------------



                                       SELLER

                                       PSINET INC.


                                       By:  /s/ Harold S. Wills        (SEAL)
                                           ---------------------------
                                       Name:       Harold S. Wills
                                             -------------------------------
                                       Title:       C.O.O.
                                              ------------------------------


         By their signatures hereto, the undersigned hereby agree to the terms of paragraph 4 above, as of the date first set forth above.


                                       ITC HOLDING COMPANY,  INC.

                                       By:  /s/ J. Douglas Cox         (SEAL)
                                           ---------------------------
                                       Name:       J. Douglas Cox
                                             -------------------------------
                                       Title:      CFO
                                              ------------------------------




                                       /s/ Charles M. Brewer           (SEAL)
                                       -------------------------------
                                       CHARLES M. BREWER, individually


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Exhibit and Schedules to the Amendment No. 1 to the Asset Purchase Agreement
have been omitted.

The following is a list of the omitted Exhibit and Schedules which the Company agrees to furnish supplementally to the Commission upon request:

    Exhibit:
    --------

         Exhibit A           Form of Amended First Convertible Note

    Schedules:
    ----------

         Schedule 2.3(e)     Form of Fifth Convertible Note
         Schedule Annex 2    Intellectual Property